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                                                                    EXHIBIT 24.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this amendment No. 2 to the registration statement dated May 1, 1996 on Form S-4 (concerning the acquisition of The Armstrong County Trust Company by BT Financial Corporation) of our report dated January 23, 1996, on our audits of the consolidated financial statements of BT Financial Corporation and affiliates as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993. We also consent to the reference to our firm under the caption "Experts".


/s/ COOPERS & LYBRAND LLP

Coopers & Lybrand LLP
600 Grant Street
Pittsburgh, PA

May 1, 1996